Exhibit 10.5

Tenancy Agreement

This Tenancy Agreement (the "Agreement") is made between

立契約書人：出租人 蔡基隆 （以下簡稱為甲方）
(the "Landlord")

and

承租人 香港商緣燁文化創意股份有限公司台灣分公司（以下簡稱為乙方）
(the "Tenant").

茲因房屋租賃事件，雙方合意訂立本契約，約款如下：

第一條： 房屋標示及租賃範圍

房屋標示

所有權人	縣市	鄉鎮市區	路街	段	巷	弄	號	樓	地下室	建築物完成日期	租賃範圍	面積(平方公尺)	建號	權利範圍	有無設定抵押權、查封或其他物權之設定	有無租賃或占用之情事	備註
	台南市	東區	崇德路				五八	一樓	及地下一樓		主建物						
											附屬建物						
											共用部分						

租賃範圍

房屋；本大樓一樓及地下一樓

車位；無

1.	The detail of the Premises

The Premises are located at B1 and lF, No.58, Chongde Rd., East Dist., Tainan City 701, Taiwan (R.O.C.), comprising of B1 and 1 floor flat.

2.	Subsidiary facilities

None

3.	Term of the Agreement

Unless earlier terminated under other provisions of this Agreement, the Agreement shall have a term of two year(s) commencing on 5/Apr./2012 and expiring on 14/Mar./2014 (the "Term"). If the Landlord is welling to rent after the agreement expiring date, the Tenant will have the priority rental right. However the request needed to be applied three months before the expiring date and reassess the agreement.

4.	Rentals and means of payment

During the Term, the Tenant shall pay monthly rentals (the "Rental") to the Landlord for the Premises. The Rental shall be NTD 80,000 per month and not included HOA fee either rental tax. Moreover the rental can only be paid by remittance (cash or remittance) and the HOA fee can be paid at the front door counter. Any excuse of late payment will not be accepted, and Tenant can't use any excuse to request adjust rental.

5.	Deposit and means of payment

The total deposit NTD 240,000 is needed to be pay when the agreement is concluded and signed. It will be return when the agreement expired, if the Tenant follows the agreement.

6.	Extension fee

A.	Community fund : paid by the Landlord.
B.	HOA fee : paid by the Tenant
C.	Before the agreement is concluded and signed, all the related payment needed to be paid by the Landlord. After the agreement is concluded and signed the HOA fee will be paid by Tenant

7.	Tax and Charges

1.	The housing tax and land tax shall be the responsibilities of the Landlord.
2.	Other additional tax which is resulted because of the Tenant shall be the responsibilities of Tenant.
3.	If this agreement needed to be notarizing, the fee will be shared by both parties.

8.	Limitation

This Premise can only be used by UAN cultural & creative Co. Ltd., for business used. Tenant needed to follow the Inhabitant Pledge. Dangerous item are not allow to store or used. However the Tenant shall not assign, transfer, or sublease any of his rights to other people without the prior written approval of the Landlord under this Agreement.

9.	Repair and Improvement

A.	The repair or maintenance of the Premises arising from ordinary wear and tear shall be the responsibility of the Landlord.
B.	Unless approved by the Landlord in advance, no improvement or construction of the Premises by the Tenant. Any improvement or construction of the premises made by the Tenant shall be not to damage the structure of the building.
C.	At the end of this agreement, the Tenant needs to restore as origin.

10.	Tenant's responsibilities

The Tenant has the responsibilities to due care the Premises. However if there is damaged which caused by the Tenant. The Tenant has the obligation to restore. Moreover the Tenant should have proper property insurance policy to prevent any unexpected. The amount is recommend to have NTD10,000,000 on Public Liability Insurance and the Fire Insurance (by Taiwan's law). If there is any unexpected the Tenant has the responsibility to indemnify the sufferer which is include the Landlord.

11.	Sectionally damage

In this Agreement period, if there is unexpected happen damage the Promise and it does not caused by the Tenant. Since the damage does not made by the Tenant, the Tenant has the right to request to adjust the rental. However if the Landlord does not approve the adjusted rental, then the Tenant can abandon this Agreement without any penalty.

12.	The expiring date

If the Tenant is not planning to continue the Agreement on the expiring date, the Landlord will need to be notified three month before the expiring date.

13.	Penalty

After the expiring date, the Tenant needed to leave the Premises as soon as possible. The Landlord has the right to request double rental if the Tenant does not move out at the expiring date and any excuse will not be accepted.

14.	Tenant's right

During the Agreement's period, if the Landlord transfer the ownership to the others. The Tenant will have the right to continue this Agreement. However it is an exception that if this Agreement is longer then five years.

15.	Others

If there is any guarantor, the guarantor has the same responsibility with the Tenant. When the Tenant has any violation with this agreement, the Landlord can request the guarantor to perform this Agreement.

16.	Leave behind

When the Tenant move out, if there is any leave over that might seems the Tenant has abandon the object's ownership then the Tenant has the right to arrange those leave behind. However if there is any additional fee needed to be paid, the fee will deduct from the deposit.

17.	Notification disclosure

Both fiduciary and consignor needed to be aware that all the contact information is listed in par. 16. If there are any changes, the paper notice will be needed. However if the notify mail has been return cause by the error contact information, then it shall be presume as received.

18.	Advanced termination by the Landlord

The advanced termination is not allow exempt

A.	Accumulate two month rental fee unpaid and has been warned.
B.	Violate par. VIII
C.	Violate Par. IX.B
D.	Accumulate other unpaid expanse and the amount exceed two months rental fee.

19.	Advanced termination by the Tenant

The advanced termination is not allow exempt

A.	The Landlord does not maintain the Promises even the Promises has the maintenance needed and has been warned.
B.	Situation Par. XI appear and cannot be conclude.
C.	The Promise has blemish that effect the persona health or security of Tenant.

20.	Processing of the doubt

When this Agreement various provisions like have the doubt, it should use the explanation that is advantageous at the Tenant's side.

21.	Utility

This Agreement should be notarized

22.	Governing Law and Litigation

This Contract shall be governed by the laws of ROC. and both parties hereby agree that any disputes arising out of this Contract shall be brought to before the Taoyuan District Court of Taiwan for the first instance.

23.	Agreement preservation

This Agreement will be written into two copies. Both Fiduciary and Consignor will have one copy as prove.

24.	Unconsidered events

When any unconsidered events appear, according to the related law and the custom, both side needed to discuss and find the fair way to settle that.

In witness whereof, the parties have this agreement executed on the day and year first above written.